Exhibit 99.1

Ispire Technology Inc. Reports Financial Results for the Fiscal First Quarter 2024

Overall Revenue Increased 59.1% to $42.9 Million; Gross Profit Increased 43.7% to $6.9 Million.

Revenue from cannabis vaping products up 116.8% to $17.3 Million

Revenue from tobacco vaping products up 34.8% to $25.5 Million.

Los Angeles, Calif. November 14, 2023 – Ispire Technology Inc. (“Ispire” or “the Company”) (NASDAQ: ISPR), a leader in vapor technology, providing high-quality, innovative products, announced today reported financial results for the fiscal first quarter 2024, which ended on September 30, 2023, and filed its quarterly report on Form 10-Q on November 14, 2023.

Fiscal First Quarter 2024 Financial Results

●	Revenue increased 59.1% to $42.9 million as compared to $26.9 million in the same period of 2023. Tobacco vaping products contributed $25.5 million and cannabis vaping products contributed $17.3 million to revenue during the fiscal first quarter 2024;

●	Gross profit increased 43.7% to $6.9 million as compared to $4.8 million in the same period of 2023;

●	Gross margin decreased to 16.1% as compared to 17.8% in the same period of 2023;

●	Total operating expenses increased 29.8% to $7.8 million as compared to $6.0 million in the same period of 2023; and

●	Net loss of $1.4 million as compared to net loss of $2.0 million in the same period of 2023.

Michael Wang, Co-Chief Executive Officer of Ispire commented, “For the fiscal first quarter of 2024, we continued to deliver strong financial results as our overall revenues increased 59.1% year-over-year with cannabis and tobacco vaping product revenues increasing 116.8% and 34.8% as compared to the same periods the previous year. This increase reflects our strategic U.S. market expansion and the market's warm reception to our best-in-class products. Our active presence at industry trade shows has been highlighted by the unveiling of our latest innovative product, the Ispire ONE™ which has transformed vaping experiences and set new standards in consumer safety and operational efficiency. Our business strategy has clearly manifested as we continue to redefine the vaping experience, consistently delivering high-quality and groundbreaking products that align with customer preferences.”

“We remain confident in our ability to maintain our position as the leading premier precision dosing technology company as we’ve not only secured our position in existing markets but have also made inroads into new geographies, adapting swiftly to increased market demands. The establishment of a new manufacturing facility in Malaysia marks a strategic step into the Southeast Asian market, signaling our readiness for scalable operations. As we progress through the fiscal year, we are on track to not only meet but also exceed our revenue projections for both cannabis and tobacco vaping products.” concluded Wang.

Daniel Machock, Chief Financial Officer of Ispire, added, “In the fiscal first quarter of 2024, Ispire's revenue trajectory continued to ascend, with cannabis vaping products generating $17.3 million, up from $8.0 million for the same period last year, and tobacco vaping products revenues climbing to $25.5 million from $18.9 million for the same period last year. The continued successful execution of our business strategy has yielded fruitful results both financially and operationally that reflect our brand's growing prominence as well as the strategic moves we've undertaken. As we continue to balance growth with operational efficiency, we remain committed to financial discipline while further driving shareholder value.”

Liquidity and Capital Resources

As of September 30, 2023, Ispire had cash and cash equivalents of $25.7 million and working capital of $27.6 million.

The Company believes that its current cash and cash flows provided by operating activities, and the net proceeds from the initial public offering will be sufficient to meet its working capital needs in the next 12 months.

Fiscal Year 2024 Outlook

Ispire is providing the following outlook for the cannabis and tobacco vaping products for fiscal year 2024, which ends on June 30, 2024.  Revenue for cannabis vaping products for fiscal year 2024 is projected at somewhere between $80 million and $90 million, representing growth between 100% and 125% from fiscal year 2023. Revenue for tobacco vaping products for fiscal year 2024 is projected at somewhere between $100 million and $110 million, representing growth between 33% and 47% from fiscal year 2023.

Conference Call

The Company will conduct a conference call at 8:00 a.m. Eastern time on Tuesday, November 14, 2023, to discuss the results.

Ispire management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, November 14, 2023

Time: 8:00 a.m. Eastern time

Toll-free dial-in number:

United States: 1-888-346-8982

Mainland China: 4001-201203

Hong Kong: 800-905945

International: 1-412-902-4272

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=pzOaTzRt

Please call the conference call dial-in 5-10 minutes prior to the start time, and ask for the "Ispire Technology Call." An operator will register your name and organization.

To be added to the Ispire Technology email distribution list, please email ispire@kcsa.com with ISPR in the subject line.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license from a related party more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the United States, People’s Republic of China, and Russia) primarily through its distribution network. Ispire’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire currently sells its cannabis vaping hardware only in the United States, and it recently commenced marketing activities in Canada and Europe, primarily in the European Union.

Please visit www.ispiretechnology.com and follow us on Facebook, Twitter, Instagram, Linkedin, Pinterest, and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release and the conference call described in this press release contains and will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "would," "could," "seek," "intend," "plan," "goal," "project," "estimate," "anticipate," "strategy," "future," "likely" or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company's strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: the Company’s ability to collect its accounts receivable in a timely manner, the Company's business strategies, the ability of the Company to market to the Ispire ONE™, Ispire ONE™'s success if meeting its goals, the ability of its customers to derive the anticipated benefits of the Ispire ONE™ and the success of their products on the markets; the Ispire ONE™ proving to be safe, and the risk and uncertainties described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Cautionary Note on Forward-Looking Statements" and the additional risk described in Ispire's Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and any subsequent filings which Ispire makes with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the press release relate only to events or information as of the date on which the statements are made in the press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Investor Relations Contact:

Sherry Zheng

718.213.7386

ir@ispiretechnology.com

ISPIRE TECHNOLOGY INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$40,300,573	$25,686,052
Accounts receivable, net	24,526,262	39,160,751
Inventories, net	7,472,108	5,609,028
Prepaid expenses and other current assets	3,378,617	1,964,822
Held-to-maturity investment	9,133,707	9,192,746
Total current assets	84,811,267	81,613,399
Other assets:
Property, plant and equipment, net	1,088,131	1,592,092
Intangible assets	-	255,650
Rental deposit	732,334	660,282
Right-of-use assets – operating leases	4,061,617	4,285,182
Total other assets	5,882,082	6,793,206
Total assets	$90,693,349	$88,406,605
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,274,391	$170,507
Accounts payable – related party	51,698,588	50,504,883
Contract liabilities	988,556	1,290,061
Accrued liabilities and other payables	281,361	273,745
Due to related parties	710,910	-
Income tax payable - current	63,853	559,991
Operating lease liabilities – current portion	944,525	1,207,234
Total current liabilities	55,962,184	54,006,421

Other liabilities:
Operating lease liabilities – net of current portion	3,356,232	3,387,844
Total liabilities	$59,318,416	$57,394,265
Stockholders’ equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 54,222,420 and 54,268,992 shares issued and outstanding as of June 30, 2023 and September 30, 2023	5,422	5,427
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued at June 30, 2023 and September 30, 2023	-	-
Equity reserve	-	641,943
Additional paid-in capital	25,685,475	26,011,086
Accumulated other comprehensive loss	(163,768)	(119,305)
Retained earnings	5,847,804	4,473,189
Total stockholders’ equity	31,374,933	31,012,340
Total liabilities and stockholders’ equity	$90,693,349	$88,406,605

ISPIRE TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended September 30,
	2022	2023
Revenue	$26,943,050	$42,864,647
Cost of revenue	22,150,947	35,976,355
Gross profit	4,792,103	6,888,292
Operating expenses:
Sales and marketing expenses	1,501,156	1,068,663
General and administrative expenses	4,505,815	6,730,902
Total operating expenses	6,006,971	7,799,565
Loss from operations	(1,214,868)	(911,273)
Other income (expense):
Interest income	510	72,246
Exchange gain (loss), net	(500,794)	3,661
Other income (expenses), net	(19,201)	(43,204)
Total other income (expense), net	(519,485)	32,703
Loss before income taxes	(1,734,353)	(878,570)
Income taxes - current	(267,401)	(496,045)
Net loss	$(2,001,754)	$(1,374,615)
Other comprehensive (loss) income
Foreign currency translation adjustments	(6,876)	44,463
Comprehensive loss	(2,008,630)	(1,330,152)
Net loss per share
Basic and diluted	$(0.04)	$(0.03)
Weighted average shares outstanding:
Basic and diluted	50,000,000	54,246,212

ISPIRE TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months ended September 30,
	2022	2023

Net loss:	$(2,001,754)	$(1,374,615)
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	6,553	29,161
Depreciation of right-of-use assets	256,655	312,938
Accounts receivable impairment	-	225,487
Stock-based compensation expenses	-	967,559
Changes in operating assets and liabilities:
Accounts receivable, net	(5,917,620)	(14,710,476)
Inventories	(4,780,043)	1,863,080
Prepaid expenses and other current assets	(24,810)	1,603,180
Accounts payable	15,442,733	(2,449,276)
Contract liabilities	(997,912)	281,529
Accrued liabilities and other payables	(13,887)	(124,950)
Income tax payable	265,925	496,138
Net cash provided by (used in) operating activities	$2,235,840	$(12,880,245)

Cash flows from investing activities:
Purchase of property, plant and equipment	(324,747)	(533,122)
Acquisition of intangible assets	-	(255,650)
Net cash used in investing activities	$(324,747)	$(788,772)

Cash flows from financing activities:
Advances to related parties	(105,752)	(703,322)
Principal portion of lease payment	(185,600)	(242,182)
Net cash used in financing activities	$(291,352)	$(945,504)

Net increase(decrease) in cash and cash equivalents	1,619,741	(14,614,521)
Cash and cash equivalents - beginning of period	74,480,651	40,300,573
Cash and cash equivalents - end of period	$76,100,392	$25,686,052